Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tarantella, Inc. and subsidiaries (the “Company”) on Form S-8 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Tarantella, Inc. for the year ended September 30, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the restatement of the Company’s 2002 consolidated financial statements).

/s/ DELOITTE & TOUCHE LLP

San Jose, California

July 9, 2004